AMPO S. COOP-POYAM VALVES
Add:  Poligono Poyam, 20213 Idiazabal, Spain
Tel: +34-943-805343
Fax: + 34-943-888847

March 20th, 2008

To CHINA PETROLEUM & CHEMICAL CORPORATION

Sirs,

The business of AMPO S. COOP-POYAM Valves is greatly developing and booming in the world.  So per the strategy and policy of AMPO S. COOP-POYAM Valves, area service center will be set up to provide extremely strong service and support for customers.  This will serve as formal authorization for PETROCHEMICAL ENGINEERING LIMITED (Room B 13/F, Sun Ying Industrial Centre, 2-9 Tin Wan Close, Tin Wan, Hong Kong) to be responsible for set up and manage sales service center in China.  The responsibility of the service center will include as follows:

1.	Support to Ampo S. Coop-Poyam Valves during the negotiation and conclusion of commercial issues

2.	Technical consultant support

3.	Technical support

4.	After-service support

5.	Stocking and supplier of spare parts.

This authorization is limited to specified SINOPEC only and it is not an exclusive authorization for all Sinopec projects, and it does not constitute any further representative agreement.

This authorization letter will expire on 2009/04/01.

Thank you for your interest in POYAM VALVES and we look forward to working closely with your firm to ensure the satisfaction of our mutual customer.

Iker Azurmano
Chief Sales Manager
www.poyam.com
Cell:  0086-15801821912
Spain Cell:  0034-609854182